EAST TEXAS FINANCIAL SERVICES, INC.


   1200 South Beckham o P. O. Box 6910 o Tyler, TX 75711-6910 o 903-593-1767
                                                              o Fax 903-593-1094



                                  NEWS RELEASE


For verification, contact: Gerald W. Free, Vice Chairman/President/CEO
                           Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release, October 21, 1998
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                       EAST TEXAS FINANCIAL SERVICES, INC.
                             DECLARES CASH DIVIDEND

Tyler, Texas, October 21, 1998, --- East Texas Financial Services, Inc. (NASDAQ:
ETFS), the holding Company for First Federal Savings and Loan Association of Tyler, Texas, today has announced that the Company has declared a cash dividend of $0.05 per share for the quarter ended September 30, 1998. The dividend will be payable on November 25, 1998, to stockholders of record as of November 11, 1998.

As of September 30, 1998, the Company had outstanding 1,464,056 shares of stock. During the quarter ended September 30, 1998, shares of the Company's stock traded between $13.00 per share and $15.50 per share.

First Federal Savings and Loan Association serves primarily Smith County, Texas, through its two full service retail banking offices located in Tyler and Whitehouse and two loan production offices located in Tyler and Lindale.

First Federal Savings and Loan Association anticipates opening a new branch in the early part of 1999. President and CEO, Gerald W. Free, stated, "in an effort to offer additional products and services to our existing customers and to attract new customers, First Federal will be opening an additional full service commercial banking office located at 7205 S. Broadway."

The Company's stock is traded under the symbol "ETFS" on the NASDAQ National Market System and is listed in most daily newspapers as "EastTxFnl".


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                    Serving the Financial Needs of East Texas